UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2003

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address of principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-330

Item 5. Other Events and Regulation FD Disclosure

On February 12, 2003, Wellman, Inc. ("Wellman") and Wachovia Bank, N.A., formerly known as First Union National Bank, as Rights Agent ("Wachovia"), entered into Amendment No. 1 to Rights Agreement (the "Amendment") amending Wellman's Rights Agreement, dated as of August 31, 2001. The Amendment is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits.
Exhibit No. 4.1	Title Amendment No. 1 to Rights Agreement by and between Wellman, Inc. and Wachovia Bank, N.A., f/k/a First Union National Bank, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLMAN, INC.

DATED: February 27, 2003	By: /s/ Mark J. Rosenblum Mark J. Rosenblum Vice President, Chief Accounting Officer and Controller